Exhibit 99.1

GMCR Contact Information:

Media:

Joele Frank / Dan Katcher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Diedrich Investors:

Okapi Partners LLC

Bruce Goldfarb / Pat McHugh

212-297-0720 or 877-274-8654

GMCR Investors:

Investor.Services@GMCR.com

GREEN MOUNTAIN COFFEE ROASTERS, INC. ACQUIRES

DIEDRICH COFFEE, INC.

Waterbury, Vt (May 11, 2010) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) (“GMCR”) today announced that it has acquired Diedrich Coffee, Inc. (NASDAQ: DDRX) (“Diedrich Coffee”) for $35 per share of common stock in cash, pursuant to a cash tender offer and a “short form” merger, in a transaction with a total value of approximately $300 million.

GMCR’s tender offer for all outstanding shares of Diedrich Coffee common stock expired at midnight, Eastern Time, on Monday, May 10, 2010. As of the tender offer’s expiration time, approximately 5,446,334 shares had been tendered and not properly withdrawn pursuant to the tender offer, which represented approximately 95.06% of the outstanding shares as of the tender offer’s expiration date. GMCR and the wholly owned subsidiary through which it conducted the tender offer, Pebbles Acquisition Sub, Inc. (“Purchaser”), accepted for payment all shares that were validly tendered and not properly withdrawn, and paid for these shares in accordance with the tender offer’s terms.

Subsequent to the tender offer, GMCR effected the merger of Purchaser with and into Diedrich Coffee, with Diedrich Coffee being the surviving corporation, on May 11, 2010. As a result of the merger, Diedrich Coffee has become a wholly owned subsidiary of GMCR.

Lawrence J. Blanford, President and Chief Executive Officer of GMCR, said, “We are pleased to welcome Diedrich Coffee to the GMCR family. We believe this combination provides significant growth opportunities and further advances GMCR’s objective of becoming a leader in the coffee and coffeemaker businesses.”

Blanford continued, “By taking the next logical step beyond our already successful licensing agreement with Diedrich Coffee, we are bringing in house three strong, complementary brand platforms–Diedrich, Gloria Jean’s and Coffee People–and augmenting the growing GMCR beverage brand portfolio. In addition, we are gaining manufacturing and distribution facilities in California, which will enable us to more effectively reach consumers in this region.”

Diedrich Coffee specializes in sourcing, roasting and selling the world’s highest quality coffees. The company markets its three leading brands of specialty coffees, Diedrich Coffee®, Coffee People® and Gloria Jean’s® Coffees, through office coffee service distributors, restaurants and specialty retailers, and via the company’s web stores.

Diedrich Coffee will be integrated into GMCR’s Specialty Coffee business unit. The combined company will operate manufacturing and distribution facilities in Waterbury and Essex, Vermont; Castroville, California; Knoxville, Tennessee; Sumner, Washington; and Toronto, Ontario Canada.

As previously announced, GMCR anticipates that this transaction will be neutral to slightly accretive within the first twelve months following the close, excluding one-time transaction expenses, and accretive thereafter.

GMCR also announced that it has amended its Amended and Restated Revolving Credit Agreement to provide for a new term loan for $140 million, a new uncommitted revolver increase option of up to $100 million and increases in the permitted amounts of certain forms of indebtedness and investments. In connection with the closing, GMCR executed the $140 million new term loan to pay for a portion of the Diedrich Coffee acquisition purchase price.

As of the close of trading on May 11, 2010, Diedrich Coffee’s common stock will no longer be traded on the NASDAQ Stock Exchange.

BofA Merrill Lynch is serving as financial advisor to GMCR on this transaction and Ropes & Gray LLP is serving as its legal advisor.

About Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR)

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Green Mountain Coffee®, Newman’s Own® Organics coffee, Tully’s Coffee® and Timothy’s World Coffee®. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of licensed roasters and brands, including Green Mountain Coffee, Tully’s Coffee and Timothy’s. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

GMCR routinely posts information that may be of importance to investors in the Investor Services section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

About Diedrich Coffee, Inc. (NASDAQ: DDRX)

Diedrich Coffee specializes in sourcing, roasting and selling the world’s highest quality coffees. The company markets its three leading brands of specialty coffees, Diedrich Coffee®, Coffee People® and Gloria Jean’s® Coffees, through office coffee service distributors, restaurants and specialty retailers, and via the company’s web stores. Diedrich Coffee is one of the few roasters under license to produce K-Cups for Keurig Incorporated’s top-selling single-cup brewing system. For more information about Diedrich Coffee, call 800-354-5282, or go to www.diedrich.com, www.coffeepeople.com or www.coffeeteastore.com.

Forward-looking statements

Certain statements contained herein, including GMCR’s intention to complete the proposed acquisition, are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual events or results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, GMCR’s success in efficiently expanding operations and capacity to meet growth, GMCR’s success in efficiently and effectively integrating Tully’s and Timothy’s wholesale operations and capacity into its Specialty Coffee business unit, GMCR’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under GMCR’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the impact of the loss of major customers for GMCR or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, GMCR’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in GMCR’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements reflect management’s expectations as of the date of this press release, and are subject to certain risks and uncertainties. GMCR does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.